EXHIBIT 99



                                                             DT Industries, Inc.
                                                                1949 E. Sunshine
                                                                     Suite 2-300
                                                           Springfield, MO 65804
                                                                    NASDAQ: DTII



FOR FURTHER INFORMATION:

At the company:                       At The Financial Relations Board:
Bruce P. Erdel                        Karl Plath                 Bill Schmidle
Vice President, Finance               General Information        Analyst Contact
(417) 890-0102                        312/640-6738               312/640-6753



          DT INDUSTRIES, INC. COMPLETES REPURCHASE OF 1 MILLION SHARES

Springfield, Mo., July 13, 1998 - DT Industries, Inc. (Nasdaq: DTII) announced today that it had completed the previously announced repurchase of 1 million shares of its common stock. As of March 29, 1998, there were 11.4 million shares of common stock outstanding.

Steven J. Gore, president and chief executive officer of DT Industries, said the repurchased shares will be used primarily for employee stock option programs.

DT Industries, Inc. is a leading designer, manufacturer and integrator of automated production systems used to assemble, test or package industrial and consumer products. The company also produces precision metal components, tools and dies for a broad range of industrial applications.


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